CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

          We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the View Systems, Inc.
Employment Agreement of our report dated March 15, 2001 with respect to the financial statements of View Systems, Inc. included in its Annual Report on Form 10-KSB (as amended) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                          /s/Stegman & Company

Baltimore, Maryland
July 3, 2001




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